EXHIBIT 10.30

SUBSCRIPTION CONTRACT RELATING

TO A 8,628,000 EURO

BOND ISSUE COMPOSED OF 8,628,000 BONDS

[Place, __ June 2019]

BETWEEN THE UNDERSIGNED:

1. [*]. Hereinafter referred to as the “Subscriber”.

2. POWER CLOUDS EUROPE B.V., a Dutch company with a capital of 10.000,00 Euros, registered under the number 66669618, with head office located at Evert van de Beekstraat, 104 The Base B, 1118CN Schiphol, Netherlands, represented by Vincent Browne in his capacity as sole director. Hereinafter referred to as the “Issuer”.

3. PC-ITALIA 02 S.p.A., an Italian company with a capital of 50,000 Euros, registered with the Companies Register of Caserta under no. 304731, tax and VAT code 04173980618,, with head office located at Via Ferrovie dello Stato no. 61 – Gricignano di Aversa (CE), 81030, , represented by Vincent Browne in his capacity as sole director. Hereinafter referred to as the “HoldCo”.

4. ALTERNUS ENERGY INC., a Nevada corporation registered with the Secretary of State of Nevada under no. E0837352006-2 with corporate headquarters located at One World Trade Center, Suite 8500, New York, NY 10007, represented by Vincent Browne in his capacity as Chief Executive Officer. Hereinafter referred to as the “Sponsor”.

The Issuer, the Subscriber, and the HoldCo hereafter collectively referred to as the “Parties” or individually as “Party”.

AFTER HAVING PREVIOUSLY ESTABLISHED AND AGREED THAT:

1. The Issuer acquired the following PV projects (all jointly referred to as the “Projects”):

a. Anagni project is an operational PV project of 986 kWp located in Lazio, Italy and fully owned by HoldCo;

b. Budrio 1 project is an operational PV project of 360 kWp located in Emilia Romagna, Italy and fully owned by HoldCo;

c. Budrio 2 project is an operational PV project of 898 kWp located in Emilia Romagna, Italy and fully owned by HoldCo;

d. CIC RT project is an operational PV project of 846 kWp located in Veneto, Italy and fully owned by CIC Treviso S.R.L. (referred to as “SPV 1”);

e. CIC RT 2 project is an operational PV project of 998 kWp located in Emilia Romagna, Italy and fully owned by CIC Rooftop S.R.L. (referred to as “SPV 2”);

f. White One project is an operational PV project of 994 kWp located in Sardinia, Italy and fully owned by White One S.R.L. (referred to as “SPV 3”);

g. Grotte Barca project is an operational PV project of 346 kWp located in Lazio, Italy and fully owned by New Power Italia 1 S.R.L. (referred to as “SPV 4”);

h. Campo Fiera project is an operational PV project of 967 kWp located in Lazio, Italy and fully owned by SPV 4;

i. CTS Power 1 project is an operational PV project of 346 kWp located in Sicily, Italy and fully owned by CTS Power 2 S.R.L. (referred to as “SPV 5”);

j. CTS Power 2 project is an operational PV project of 546 kWp located in Lazio, Italy and fully owned by SPV 5.

SPV 1, SPV 2, SPV 3, SPV 4 and SPV 5 jointly referred to as the “SPVs”.

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2. The SPVs are fully owned by HoldCo.

3. The business plan related to the Projects (the “Business Plan”) has been provided to the Subscriber on May 7, 2019 and is attached in Appendix 3.

4. The Issuer is willing to enter into a bridge financing (the “Bridge Facility”), which is intended to stay in place until long term senior debt financing is secured for the Projects at the Issuer’s, HoldCo’s or SPVs’ level (the “Long Term Debt Refinancing”).

5. The Subscriber is hereby willing to provide said Bridge Facility, through the subscription of bonds issued by the Issuer, as governed by this contract (the “Subscription Contract”).

6. This Subscription Contract governs the bond issue for a total amount of EIGHT MILLION AND SIX HUNDRED TWENTY-EIGHT THOUSAND Euros (€ 8,628,000) (the “Bond Issue”), in the form of cash-settled bonds (the “Bonds”). The Subscription Contract also governs the irrevocable undertaking by the Subscriber to subscribe the Bonds issued, subject to conditions listed in Section 3.3. and pay-up the subscription amount upon signature of the Subscription Contract (the “Subscription”).

7. Upon receipt of the funds, the proceeds of the Issue of the Bonds shall be destined solely to repay in full the principal and interests of the Class S promissory note (the “ Class S Note”) signed on December 20, 2018 between the Issuer, Inmost Partners LLC (the “Noteholder Agent”) and Discovery Europe Solar Senior fund #1 (the “Class S Noteholder”), and issued by the Issuer on December 28, 2018 as well as the different fees related to the execution of the Bridge Facility (hereinafter referred as the “Use of Proceeds of the Issuance”).

8. In addition to the Class S Note, the Issuer issued on December 28, 2018 a class J promissory note, as modified and extended on June 3, 2019 (the “Class J Note”) following the signing of a note issuance and purchase agreement on December 20, 2018 between the Issuer, the Noteholder Agent and IDC DR Fund LP (the “Class J Noteholder”). In addition to the Class S Note and the Class J Note, the Issuer issued on December 18, 2018 a promissory note to IDC DR Fund LP which was modified and extended on June 3, 2019 (the “IDC Note”) This Class J Note and the IDC Note will remain in place and will not be repaid before the Bond Redemption Date (as defined hereinbelow).

9. The Bonds issued and subscribed shall be repaid by March 31, 2020 at the latest (the “Maturity Date”).

The issuance period (the “Issuance Period”) will last between the date of issuance of the Bonds (the “Issuance Date”) and the date at which all Bonds will have been repaid, including due interests and fees (the “Issuance Redemption Date”).

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PURSUANT TO THE ABOVE IT HAS BEEN SETTLED AND AGREED THAT:

1. REPRESENTATIONS AND UNDERTAKINGS MADE BY THE PARTIES

1.1 Representations and Undertakings by the Issuer and the HoldCo.

The Issuer acknowledges that the Subscriber subscribes to the Bonds in consideration of the following representations by the Issuer, the HoldCo on its own behalf and the HoldCo on behalf of the SPVs (the “Representations of the Issuer and the HoldCo”):

a) there is no shareholder loan or intercompany loan between the Issuer and its sole shareholder, the Sponsor;

b) the Issuer owns directly 100% of the HoldCo;

c) the HoldCo owns directly 100% of the SPVs;

d) the Issuer, the HoldCo and the SPVs are legally constituted entities, in compliance with their applicable laws, and are fully entitled to hold assets and are fully authorised to exercise their business activities in their current form;

e) the HoldCo and the SPVs own, directly or indirectly, 100% of the existing rights of the Projects;

f) the Issuer, the HoldCo and the SPVs are not involved in, or, are not aware of any circumstance which may lead to any litigation, particularly with their contracting or administrative counterparties;

g) the Issuer has full powers and the legal capacity to undertake and fulfil its obligations under this Subscription Contract;

h) the Issuer has obtained all of the authorisations from internal bodies required by the law and under its corporate articles to undertake and fulfil its obligations under this Subscription Contract;

i) at the date of the Subscription Contract, no procedures are pending, or have been initiated against, or by, the Issuer or the HoldCo (with the understanding that any submission or filing made in order to initiate such a procedure shall only be considered as pending if it has already been deemed admissible by the competent jurisdiction) with the objective of (i) seeking an out-of-court settlement, (ii) a conciliation procedure or the designation of a special purpose trustee, (iii) a judicial insolvency procedure, or (iv) a judicial liquidation procedure;

j) HoldCo’s, SPVs’ and Issuer’s assets, shares, shareholder loans, and future payments associated to the Projects are not pledged except in relation with the Class J Note and IDC Note which shall be governed by the Subordination Agreement (as defined hereinbelow);

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k) the Issuer, at the date of signing of the present Subscription Contract, does not have any debt towards any entity, different than the Subscriber, except the debt towards the Class J Noteholder as described in Section 8 above;

l) the HoldCo and the SPVs, at the date of signing of the present Subscription Contract, do not have any debt towards any entity, except the shareholder loan granted by the Issuer to the HoldCo;

m) the HoldCo owns directly Sant’Angelo Energy S.r.l. which has signed a leasing agreement with UniCredit Leasing S.pA. on 3 October 2012 (the “Leasing Agreement”). Under the terms and conditions of the Leasing Agreement, there is no recourse on the HoldCo. No terms or conditions in the Leasing Agreement may hinder the enforcement of any pledge included as part of the Collateral.

1.2 The Issuer acknowledges that the Subscriber subscribes to the Bonds in consideration of the following undertakings by the Sponsor, the Issuer, the HoldCo on its own behalf and the HoldCo on behalf of the SPVs (the «Undertakings of the Issuer and the HoldCo »):

a) there will not be any shareholder loan or intercompany loan between the Issuer and the Sponsor;

b) the Issuer will own directly 100% of the HoldCo during the whole Issuance Period;

c) the HoldCo will own directly 100% of the SPVs during the whole Issuance Period;

d) the HoldCo and the SPVs will own, directly or indirectly, 100% of the existing rights of the Projects;

e) the Issuer, the SPVs and the HoldCo will not incur into any further debt;

f) the Issuer will not during the whole Issuance Period pay to the Sponsor any dividend or shareholder loan payment (principal or interests) or any other payment;

g) the Issuer will not during the whole Issuance Period pay any sums under the Class J Note or the IDC Note (including principal repayment, interests, late-payment interests, fees, penalties and associated sums);

h) During the whole Issuance Period, Issuer’s, SPVs and HoldCo’s assets, shares, shareholder loans, and future payments associated to the Projects, will not be pledged, except in relation with the Class J Note and IDC Note, which shall be governed by the Subordination Agreement (as defined hereinbelow);

i) the Issuer undertakes to comply with the Use of Proceeds of the Issuance during the whole Issuance Period;

j) the Issuer and the HoldCo undertake to take all the necessary steps in order to transform the SPVs into “Società per azioni” (“Transformation of the SPVs”) within three (3) months after the Subscription Date;

k) the HoldCo undertakes to give a first rank pledge on the SPVs’ shares by the earlier of (i) October 31, 2019 and (ii) the date three (3) months after the date of the Transformation of the SPVs;

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l) the Sponsor is required and undertakes to give a first ranking right of pledge on the shares in the capital of the Issuer, as security for the fulfilment of all monetary payment obligations of the Issuer under the Subscription Contract;

m) the Issuer undertakes to repay, on or immediately after the Subscription Date (as defined hereinbelow), in full the principal and interests of the Class S Note and to report to the Subscriber within three (3) Working Days:

(i) a certified document evidencing the full repayment of this the Class S Note;

(ii) a certified copy of the release statement of the pledge from Class S Noteholder over all Issuer’s assets of every kind and nature.

“Working Day” means a day, other than a Saturday or Sunday, on which the banks are opened for business in (i) Amsterdam, the Netherlands and (ii) Paris, France.

n) The Issuer undertakes to report to the Subscriber:

(i) on the tenth Working Day of every other month: (i) the state of progress regarding the negotiation of the Long Term Debt Refinancing (ii) the production in (kwh) of the Projects and revenues earned by the HoldCo and the SPVs, if any; it has been agreed between the Parties that the first report shall be submitted to the Subscriber by the Issuer on July 10th and every other month thereafter;

(ii) the sixtieth Working Day of every other quarter: the P&L report of the SPVs, the HoldCo and of the Issuer, that the first report shall be submitted to the Subscriber by the Issuer before August 31st.

1.3 Subscriber Representations

The Subscriber acknowledges that the Issuer agrees to the Subscription Contract in consideration of the following representations by the Subscriber (the “Subscriber Declarations”):

a) the Subscriber is a legally constituted entity, in compliance with its applicable laws, and is fully entitled to hold assets and is fully authorised to exercise its business activities in their current form;

b) the Subscriber has full powers and the legal capacity to undertake and fulfil its obligations under this Subscription Contract;

c) the Subscriber has obtained all of the authorisations from internal bodies required by the law and under its corporate articles to undertake and fulfil its obligations under this Subscription Contract;

d) the Subscription Contract constitutes for the Subscriber valid commitments and rights for the Issuer, which commit the Subscriber under its terms;

e) the signature and the application by the Subscriber of the Subscription Contract does not contravene any laws or regulatory or statutory requirements, or any ruling or authorisation to which the Subscriber may be subject;

f) at the date of the Subscription Contract, no procedures are pending, or have been initiated against, or by, the Subscriber (with the understanding that any submission or filing made in order to initiate such a procedure shall only be considered as pending if it has already been deemed admissible by the competent jurisdiction) with the objective of (i) seeking an out-of-court settlement, (ii) a conciliation procedure or the designation of a special purpose trustee, (iii) a judicial insolvency procedure, or (iv) a judicial liquidation procedure.

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2. Bond issue amount

The total amount of the Bond Issue, that the Issuer undertakes to issue and that the Subscriber undertakes to subscribe to, under the conditions set out herein, is set at EIGHT MILLION SIX HUNDRED TWENTY-EIGHT THOUSAND Euros (€8,628,000), which corresponds to the subscription price (the “Subscription Price”).

Each Bond shall have a nominal value of one (1) euro.

Each Bond is redeemable under the conditions stipulated hereinbelow.

3. Bond issue characteristics

3.1 Issue duration

The Bond Issue is granted for a period starting on the Issuance Date and closing on the Maturity Date at the latest, which is the date on which the Bonds shall be redeemed in cash by right of priority.

3.2 Subscription and payment in full

The Bonds shall be issued at the unit price of one (1) euro and shall be subscribed by the Subscriber at their nominal value of one (1) euro, i.e. a total amount of EIGHT MILLION AND SIX HUNDRED TWENTY-EIGHT THOUSAND Euros (€ 8,628,000) for the EIGHT MILLION AND SIX HUNDRED TWENTY-EIGHT THOUSAND Bonds issued and subscribed, if applicable, as agreed upon in the Subscription Contract.

The Bonds shall be subscribed by the Subscriber (the “Subscription”) on the Issuance Date, subject to the conditions precedent having been fulfilled (“Conditions Precedent”), in the terms agreed in Section 3.3 hereinbelow (the “Subscription Date”).

Bonds will carry interest from the Subscription Date in accordance with Sections 3.7 through 3.12 .

3.3 Conditions Precedent

The Conditions Precedent shall be fulfilled when the Issuer provides to the Subscriber the relevant documentation certifying that the following conditions precedent have been met:

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a) the conclusion in favour of the Subscriber of the following pledges (the “Collateral”), in order to secure payment of all sums due under the Subscription Contract (including interests, late-payment interests, fees, penalties and associated sums due);

i. First rank pledge on the Issuer’s shares owned by the Sponsor;

ii. First rank pledge on HoldCo’s shares owned by the Issuer;

iii. First rank assignment by way of security over the shareholder loan receivables granted by the Issuer to the HoldCo.

b) The conclusion of a subordination agreement between the Issuer, the Subscriber, the Noteholder Agent and the Class J Noteholder in order to establish that the Subscription Contract is senior to the Note in any case (hereafter referred as the “Subordination Agreement”);

c) the issuance of a copy of the written resolutions of the Issuer’s general assembly and/or the governing body, as appropriate,:

i. authorising the signature and application of the Subscription Contract;

ii. authorising the signature and application of the relevant Collateral;

iii. authorising the signature and application of the Subordination Agreement;

iv. approving the Bond Issue.

d) a copy of the current corporate articles of the SPVs, the HoldCo and the Issuer;

e) an original of the SPVs’, HoldCo’s and Issuer’s corporate registration certificates issued no later than thirty (30) days prior to the Issuance Date; and

f) an original of the SPVs’, HoldCo’s and Issuer’s certificates of good standing issued no later than thirty (30) days prior to the Issuance Date.

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3.4 Subscription Price Payment Terms

a) The Subscriber shall submit to the Issuer a filled-in and signed subscription form relating to the Bonds subscribed to by the Subscriber, using the standard form provided in Appendix 1.

b) A cash amount in Euros equal to the total amount of the Subscription Price of the subscribed Bonds shall be credited by the Subscriber to the Issuer’s account using the bank account details recorded in Appendix 2 of this Subscription Contract.

Subject to points (a) and (b) above, the Issuer shall register the subscribed Bonds in the name of the Subscriber.

3.5 Subscription Price Allocation

The Subscription Price for the entire Bonds issued shall be allocated by the Issuer to the Use of Proceeds of the Issuance.

The Subscriber is not obliged to check whether the Issuer has used the Subscription Price in accordance with the Use of Proceeds of the Issuance and cannot therefore be held liable on this account.

3.6 Form of the Bonds

The Bonds are issued in registered form recorded in a register held by the Issuer. No request has been made, or shall be made, to list the Bonds for trading on a regulated market.

3.7 Interest

Each Bond bears interest to the benefit of the Subscriber from its respective Subscription Date until the date on which the Bond shall be redeemed (the “Bond Redemption Date”), either in the context of (i) the Redemption at the Maturity Date, (ii) a Voluntary Early Redemption as defined in Section 4.3 , (iii) a Debt Refinancing Redemption as defined in Section 4.2 , or (iv) in the event of an Acceleration Event (as defined in Section 4.4 ) or a Case of Default under the conditions stipulated in Section 4.6.

3.8 Interest Period

Interest is calculated according to the period (“Interest Period”) during which the Bonds are subscribed and not redeemed:

a) The first Interest Period starts on the Issuance Date and ends on 31 October, 2019 (the “First Interest Period”); and

b) The second Interest Period starts on November 1, 2019 and shall last until the Maturity Date (the “Second Interest Period”).

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3.9 Interest Rates

The fixed annual interest rate, calculated on the subscribed and outstanding amount of the Bonds (the “Rate”) over three hundred and sixty (360) days, is set as followed:

(i) for the First Interest Period, the Rate is seven-point five percent (7.5%);

(ii) for the Second Interest Period, the Rate is ten percent (10%).

3.10 Interest Calculation

Interest for the Interest Periods shall be calculated prorate temporis on the basis of the number of actual days during which each bond is drawn and until it is redeemed, divided by 360.

3.11 Interest Payments

Interest payable for each Bond shall be paid at the date of Redemption Date of the Bond.

In the event of the early redemption of a Bond, the accrued interest on the Bond shall be paid concomitantly to its redemption. All amounts subject to early redemption shall be accompanied by interest accrued by the Issuer for the Bonds which have been redeemed early and, where applicable, Early Redemption Compensation, as defined in Section 4.7 .

3.12 Late Payment of Interest

In the event of payment default at due date of an amount due by the Issuer with regard to the Bonds and/or the Subscription Contract (a “Payment Default”), the amount in question shall bear full interest, without prior notice, from the due date until the date of effective payment for the sum in question, at a rate of ten percent (10%) (“the Late Payment Interest Rate”).

The Subscriber shall notify the Issuer of the Payment Default and shall grant to the Issuer a grace period of five (5) Working Days (the “Grace Period”). Once the Grace Period has lapsed without remedy, the Subscriber will be entitled to apply the Late Payment Interest Rate.

3.13 Structuring fees

The Subscription shall give rise to the payment by the Issuer to the Subscriber of structuring fees (the “Structuring Fees”) totalling FIFTY THOUSAND Euros (€50,000). The Structuring Fees are payable by the Issuer on the Subscription Date. The Structuring Fees shall be deducted from the Subscription Price of the subscribed Bonds due by the Subscriber. The fees due to Ardour Capital Investments LLC shall be paid from the Subscription Price under the Use of Proceeds of the Issuance.

3.14 Legal Costs

All reasonable legal costs incurred by the Subscriber related to the preparation or the execution of the Subscription Contract or of the Collateral will be borne by the Issuer.

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3.15 Sale of the Bonds

The Subscriber undertakes not to sell the Bonds until the Maturity Date, or, in the event of a Case of Default or an Acceleration Event, until the Date of the Acceleration Notice, as described in Section 4.6, with the exception of any sale of 100% of the Bonds by the Subscriber to an Affiliate of the Subscriber, or a fund managed by the Subscriber, or one of its Affiliates, provided that the Affiliate or the fund concerned agrees to the Subscription Contract, being understood that if the transferee ceases to be an Affiliate of the Subscriber, the Subscriber undertakes to repurchase the Bonds.

For the requirements of this Section 3.10, “Affiliate” designates any entity which:

(i) controls the Subscriber; or

(ii) is controlled by the Subscriber; or

(iii) is controlled by an entity which controls the Subscriber;

The Subscriber undertakes to inform the Issuer fifteen (15) Working Days in advance of any sale of all or part of the Bonds which may occur in accordance with the stipulations of this Section 3.10, with the sale or transfer of the Bonds processed by the Issuer by inter-account transfer upon receipt of proof of a contract note signed by the seller and then transcribed in the register held by the Issuer.

Any transfer of the Bonds shall entail full agreement with all of the Issue and Subscription terms and the divestment of all rights attached to each Bond.

Notwithstanding the above, the Subscriber only sell and/or transfer Bonds to any person if:

(i) after such sale or transfer, such person holds at least ONE HUNDRED THOUSAND (100,000) Bonds; and

(ii) after such sale or transfer, the Subscriber (or the relevant seller) will either (a) no longer hold any Bonds, or (b) still hold at least ONE HUNDRED THOUSAND (100,000) Bonds,

and the Parties agree that any sale and/or transfer in violation of the above requirements shall be null and void.

3.16 Subordination – Collateral

The Issuer undertakes to refrain from concluding any type of commitment whatsoever which would entail the payment of amounts due pertaining to the Bonds and to the Subscription Contract becoming subordinated to the payment of any new financial debt subscribed by the Issuer.

It is specified that the undertaking stipulated above does not prohibit the Issuer from subscribing to financial debt or obtaining any other kind of financial indebtedness with the aim of funding the total redemption of the Bonds and the payment of all sums of any nature due by the Issuer to the Subscriber under the Subscription Contract.

At the Subscription Contract signature date, other than the Collateral (as defined in Section 3.3), no financial security or collateral currently exists except for the undertaking to post collateral in relation with the Class J Note and IDC Note.

From the Subscription Contract signature date and until the Issuance Redemption Date, no further financial security or collateral shall be granted, on the Issuer´s receivables, securities or assets related to the Projects.

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The Issuer undertakes to maintain the validity of the Collateral as long as the full amounts due to the Subscriber have not been definitively paid and redeemed.

4. Redemption of the Bonds

4.1 Period for the Redemption of Bonds

The Bonds shall be redeemed by the Issuer to the Subscriber at the latest at the Maturity Date.

4.2 Debt Refinancing Redemption

If a Long Term Debt Refinancing is executed, the Issuer shall, immediately after obtaining the relevant loan proceeds, redeem in cash (the “Debt Refinancing Redemption”) the totality of the Bonds, including the outstanding principal and interest, and the Early Redemption Compensation.

The Subscriber shall reasonably cooperate with the release of all Collateral in connection with and in order for the Issuer to obtain the Long Term Debt Financing, and shall in any case release the Collateral upon the redemption of the Bonds, including the outstanding principal and interest, and the Early Redemption Compensation.

The redeemed Bonds shall be cancelled immediately.

4.3 Voluntary Early Redemption

The Issuer reserves the right at any time to redeem all or part of the Bonds at an earlier date than the Maturity Date (“Voluntary Early Redemption”) without incurring any penalties other than, where applicable, the Early Redemption Compensation.

The redeemed Bonds shall be cancelled immediately.

4.4 Acceleration Events

Apart from the cases provided for in Sections 4.1, 4.2 and 4.3, each of the events referred to below constitutes an acceleration event (“Acceleration Event”):

a) The modification of the business purpose set in the bylaws of the Issuer, the HoldCo or the SPVs at the time of the Subscription Contract;

b) One representation of the Issuer is false or inaccurate, at the time when it was made, this potentially leading, in the reasonable analysis of the Subscriber, to non-payment by the Issuer of the amounts due to the Subscriber;

c) Non-compliance by the Issuer or the HoldCo with one of the Undertakings of the Issuer and the HoldCo;

d) The Subordination Agreement is terminated, except in the case of the redemption of the Class J Note;

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e) Any change of control with respect to the Issuer, whereby the term “control” is defined as ownership of at least 50% of the voting rights attached to the shares in the capital of the Issuer or any legal entity controlling the Issuer, unless with the prior written consent of the Subscriber;

f) Any change in regulation, decision from the administrative authorities, or signing of contract, causing a negative effect of more than 5% on the cash flow available for debt service over the life of the Projects, as determined in the Business Plan, which would not be compensated by positive factors that were unknown at the Issuance Date.

4.5 Case of Default

Each of the events referred to below constitutes a case of default, if it is not resolved within ten (10) Working Days from the earlier of the day on which the Subscriber notifies the Issuer in writing of such event and the day on which the event is observed by the Issuer (a “Case of Default”):

a) The non-repayment of any amount due under the Subscription Contract, including due interests and fees, by the Issuer at the due date,

b) The dissolution of the Issuer, the HoldCo or of one of the SPVs, the initiation against, or by, the Issuer, the HoldCo or one of the SPVs, of an insolvency process, or of any process with the objective of (i) seeking an out-of-court settlement, (ii) a conciliation procedure or the designation of a special purpose trustee, (iii) a judicial insolvency procedure, or (iv) a judicial liquidation procedure (with the understanding that any submission or filing made in order to initiate such a procedure shall only be considered as pending if it has already been deemed admissible by the competent jurisdiction).

4.6 Procedure in the event of an Acceleration Event or a Case of Default

In the event of an Acceleration Event associated with the Issuer, or a Case of Default, the Subscriber may request cash redemption by providing the Issuer with a written notice to such effect (the “Acceleration Notice”).

The Issuer shall be obliged to proceed with cash redemption of all of the Bonds and any other amount due under the Subscription Contract, within ten (10) Working Days from the receipt of the Acceleration Notice. As such, the Issuer’s available cash position, net of all debts and social charges, as well as all monies owed to the tax administration and social security bodies, shall be allocated by right of priority to the redemption of the Bonds concerned (including all interests and costs due under the Subscription Contract).

4.7 Early Redemption Compensation

In the event of early redemption of all of the Bonds, resulting from a Voluntary Early Redemption, a Debt Refinancing Redemption or for any other reason whatsoever (including an Acceleration Event or a Case of Default), the Issuer must pay the Subscriber the difference (the “Early Redemption Compensation”), if positive, between:

i. ONE HUNDRED FIFTY THOUSAND EUROS (€150,000); and

ii. the sum of all paid and accrued Interests.

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The Early Redemption Compensation referred to above shall be due by the Issuer and payable on the date on which all of the Bonds are redeemed early.

5. Collateral

As security for the payment of all amounts due, of any kind, or which shall become due by the Issuer to the Subscriber (including interests, late-payment interests, fees, penalties and associated sums due) under the Subscription Contract, the Issuer will grant in favour of the Subscriber, on the Subscription Contract signature date, the Collateral.

The Collateral shall be immediately released at the date of the Issuance Redemption Date.

6. Interpretation rules

All references to the Subscription Contract include the Subscription Contract and the previously-established points section and the Appendixes, which are an integral part of the Subscription Contract and shall be considered as such for all legal purposes.

7. Enforced Execution

The Parties acknowledge that each of the stipulations within this Subscription Contract may be enforced by the competent courts.

8. Applicable law and Jurisdiction

This Subscription Contract is governed by Dutch law.

Any litigation between the Parties shall be judged by the courts of the city of Amsterdam, the Netherlands. The Parties expressly relinquish the right to file any litigation between the Parties with any other court than the courts of Amsterdam, the Netherlands.

9. Modification of the Subscription Contract

The Subscription Contract can only be modified with the written agreement of the Parties.

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10. Confidentiality

The Subscription Contract, its object and content are confidential. The Parties acknowledge that the stipulations of this Section 10 do not apply to the respective advisors of the Parties, provided that the advisors are held by confidentiality obligations.

The Parties shall undertake all necessary measures to ensure confidentiality. Exemption may be granted only with written prior agreement from the other Party, or in order to enable one of the Parties to respect a legal or administrative obligation, if so permitted by the applicable regulations, provided that the other Party has been informed in advance and, in all cases, strictly respecting the scope of the prior agreement and these obligations.

11. Notification

Any notification, request or communication in application of this Subscription Contract shall be sent by registered post, with confirmation of receipt, to the address of the recipient Party recorded on page 1 of this Subscription Contract.

In witness whereof, the Parties hereby sign this Agreement in […] sheets of unstamped paper on their both sides, appendices included, in one version in English language, and in two counterparts and the place and on the date shown in the heading.

_______________ POWER CLOUDS EUROPE B.V. Mr. Vincent Browne	[*]
____________________

PC-ITALIA 02 S.p.A. Mr. Vincent Browne	ALTERNUS ENERGY INC. Mr. Vincent Browne ____________________

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